Exhibit 10.3

Agreement

This Agreement is made and entered as of September 29, 2017, by and between 1) Telcon Holdings Inc. (Hereinafter referred to as “Telcon Holdings”), 2) Telcon Inc. (Hereinafter referred to as “Telcon”) and 3) Emmaus Life Sciences (Hereinafter referred to as “Emmaus”) located in USA.

Telcon Holdings, Telcon and Emmaus (Hereinafter referred to as “The Parties”) hereby agree as follows

Article 1 [Objective]

This Agreement shall be concluded for the smooth execution of the matters stipulated in “Management Control Acquisition Agreement” and in order to agree on matters related to the management of TELCON in the future, executed by the parties on May 27, 2017.

Article 2 [Sale of Emmaus Shares held by Hanil Vacuum and KPM Tech to Telcon]

(1) The parties agree to sell total 4,444,445 shares (hereinafter referred to as “Target Shares”) of 666,667 shares of Emmaus held by Hanil Vacuum Co., Ltd. (Hanil Vacuum”) and 3,777,778 shares of Emmaus held by KPM Tech to Telkon at a price of USD. 6.6 per share. The contract shall be concluded on the date to be submitted the relevant external evaluation report and on October 31, 2017, whichever comes first.

(2) The parties shall cooperate in the external evaluation of the external evaluation agency to evaluate the adequacy on the sale price of target shares actively. If the external evaluation agency is reasonably necessary for external evaluation and the data can be prepared, Emmaus shall endeavor to ensure that target shares shall be sold as soon as possible by providing the data in a timely manner.

(3) Telcon shall pay the purchase price of target shares to Hanil Vacuum and KPM Tech as follows. The price of purchase and sale (the Issuing Price of Convertible Bond) for each shall be calculated as the Korean Won-Dollar exchange rate of the transaction day (Basic rate calculated of sale for the first time announced on Foreign Exchange Brokerage on the same day).

i ) New convertible bonds issued by Telcon, which make the amount of currency calculated in the above exchange rate as total amount of par value (Provided, it can be appropriately adjusted in consideration of the par value of one bond) shall be paid to Hanil Vacuum.

ii) New convertible bonds issued by Telconr which make the amount of currency calculated in the above exchange rate as total amount of par value (Provided, it can be appropriately adjusted in consideration of the par value of one bond) shall be paid to KPM Tech.

(4) Telcon shall not sell, offer or otherwise dispose target shares purchased from Hanil Vacuum and KPM Tech according to this Article for 1 year from the acquisition date (Hereinafter referred to as “Mandatory Holding Period”) without the prior written consent of Emmaus.

(5) Emmaus has a Preferred Purchase Rights if Telcon wants to dispose target shares after mandatory holding period has elapsed. Telcon shall notify Emmaus in written form if Emmaus intends to exercise the Preferred Purchase Rights after mandatory holding period has elapsed, and Emmaus shall notify Telcon in written form within 15 business days from the date of receipt of the notice of whether Preferred Purchase Rights shall be exercised by Telcon (hereinafter, “Prior Notice Period of Preferred Purchase Rights”). Telcon may sell target shares freely if it does not receive notification for the exercise of Preferred Purchase Rights within the Prior Notice Period of Preferred Purchase Rights.

(6) If Emmaus is listed on the NASDAQ within 1 year after the conclusion of this agreement, Telcon may dispose of target shares even before mandatory holding period stipulated in paragraph 4 of this article. In such case, Preferred Purchase Rights of Emmaus stipulated in paragraph 4 of this article shall be maintained.

Article 3 [Payment of Asian Copyright for Diverticular Disease Treatment]

(1) Emmaus and Telcon entered a Copyright Agreement related to a copyright in Korea, Japan and China for a total amount of $ 10,000,000 among the Asian copyright for Diverticular Disease Treatment, USD. 5,000,000 were paid on June 19, 2017 as a down payment, and a balance of USD.5,000,000 not paid to Emmaus shall be paid by December 31, 2017.

(2) The parties agree that they shall execute a valuation on the Copyright Agreement to be entered between Emmaus and Telcon related to a copyright in Australia for Diverticular Disease Treatment, conclude the Copyright Agreement related to a copyright in Australia as soon as possible after December 27, 2017. And Telcon agrees to pay Emmaus USD. 5,000,000 by December 31, 2017. However, if the amount of the external evaluation is less than USD.5,000,000 the parties shall conclude the agreement with mutual consultation by calculating the value within the external evaluation amount limit.

(3) Telcon Holdings or Any person designated by Telcon Holdings (hereinafter referred to as “Lender”) shall lend Emmaus USD. 3,500,000 (hereinafter referred to as “Loan”) after the resignation of Yutaka Niihara, Internal Director and Willis Lee, Internal Director in accordance with resolution of extraordinary general meeting of shareholders held by Article 4 (2) in this Agreement related to paragraphs 1 and 2 of this Article on September 29, 2017, and after the submission of the written resignation of BAXON KIM, Representative Director and YOUNGDON SON, External Director. However, in case of a request from Emmaus Korea, the lender shall cooperate with the Emmaus to return the loan to Emmaus Korea while the lender processes the foreign exchange report. If the loan is remitted to Emmaus within the term of the loan, Emmaus shall repay the loan immediately upon receipt from Telcon of the full amount of the Asian copyright for: Diverticular Disease Treatment in accordance with Paragraphs 1 and 2 of this Article.

(4) Emmaus shall provide the Lender the balance of USD. bond as the security for the loan stipulated in paragraph 3 of this Article for the Asian copyright for Diverticular Disease Treatment that will be paid from Telcon in accordance with Paragraph 1 of this Article. In addition, 6,643,559 shares of Talon held by Emmaus and 3,777,778 shares of KPM Tech held by Emmaus are pledged as subordinated bonds, and a Letter of Commitment shall be submitted to the Lender.

(5) Emmaus shall submit an Application for Diverticular Disease Clinical (IND) within the first quarter of 2018 and shall do its best to get the final approval soon.

(6) Telcon Holdings, hereby shall exempt the performance of the Agreement on the Fund Raising Obligation for the management support to Telcon stipulated in Article 6 (9) of “Management Control Acquisition Agreement” entered on May 26, 2017 in order for Telcon to pay USD. 10,000,000 in total amount related to the Asian Copyright for Diverticular Disease Treatment in accordance with paragraphs 1 and 2 of this Article. In addition, , Telcon Holdings does its best to ensure that Telcon finances and manages its operations by supporting the operating funds necessary for the management of Telcon.

Article 4 [Modification of Telcon Board of Directors and holding of extraordinary General Meeting of Shareholders]

(1) The parties agree to hold an extraordinary General Meeting of Shareholders in order to change the composition of the Board of Directors of Telcon and to appoint a new executive member under the assumption that they will faithfully fulfill the consent in this Agreement, and entrust Telcon Holdings with voting rights regarding the shares of Telcon held by Emmaus in order to be elected as a new executive member at this extraordinary General Meeting of Shareholders.

(2) The parties will hold the Telcon Board of Directors on September 29, 2017, assuming compliance with the provisions of Articles 2 and 3 of this Agreement (Including the completion of Emmaus Korea loan equivalent amount of the loan of Article 3 (3)). In addition, the Representative Director of Telcorn will be changed from previous Representative Director, BAXON KIM to a new Director appointed by Telcon Holdings, and will convene and hold an extraordinary General Meeting of Shareholders for the election of new Board of Directors.

(3) Under the assumption that they will faithfully fulfill the consent in this Agreement, Emmaus shall ensure that Internal Director, Yutaka Niihara and Internal Director, Willis Lee resign from the Telcon Board of Directors by September 29, 2017 and submit the required documents for resignation as soon as possible. Representative Director, BAXON KIM and Outside Director, YOUNGDON SOHN shall resign immediately after the Board of Directors, and decided not to object to the change from previous Representative Director, BAXON KIM to a new Director appointed by Telcon Holdings.

(4) Telcon shall pay the annual allowance equivalent to one year allowance to the Representative Director, BAXON KIM as retirement allowance or retirement bonus within 30 days from the date of submission of the resignation, and Telcon Holdings shall provide necessary funding so that Telcon can fulfill its obligations.

(5) Telcon Holdings shall appoint SANGGON HAN, Auditor of Telcon, as a non-registered president of Telcon with a condition to guarantee the term for one year from the resignation date.

Article 5 [[Effectiveness]

This Agreement shall become effective from the date on which the parties seal or sign.

Article 6 [Penalty]

If either Telcon Holdings or Emmaus does not comply with or fails to comply with any of the provisions in this Agreement (Including cases where either Telcon Holdings or Emmaus fails to fulfill the obligations of the Telcon in violation of this Agreement), the offending party shall pay a penalty of five billion Korean Won to the other party.

Article 7 [Others]

(1) This Agreement shall be construed and enforced in accordance with the laws of the Republic of Korea.

(2) Any dispute arising from or relating to this Agreement or the Parties’ relationship shall be adjudicated at Seoul Central District Court as the first court of competent jurisdiction.

IN WITNESS THEREOF, this Agreement shall be prepared in three copies and one each to each party, the Parties to this Agreement shall seal and sign below through their authorized representatives, and Certificate of Registered Seal shall be attached herein.

September 29, 2017

Telcon Holdings, Inc.

Address : 5th Floor, 25, Teheran-ro 108-gil, Gangnam-gu, Seoul (Daechidong, Daechi bldg.)

Representative Director : JI HOON KIM (Sealed)

Telcon Inc.

Address: 684, Dongtangiheung-ro, Giheung-gu, Yongin-si, Gyeonggi-do

Representative Director: BAXON KIM (Sealed)

Emmaus Life Sciences Inc. USA

Address: 21250 Hawthorne Blvd. Suite 800 Torrance, CA 90503

CEO: Mr. Yutaka Niihara (Signed)

Translated by Song, Young Sun

구: 11 ii으: 액면금역을 고하하며 적절히 조정일 수 「기음}드로 하는 말 큰이 발행하는 신규 전환시자로 지급한 c} 커회피일 E 구구 ii기 i 는 상기 와을로 계산한 원화수국학을 객면총액(디만 사 채원 1 鶩 h 의 액년금액을 고려하 「;4 스;설견 i 조성말 수 있음으로 하는 털!콘(기 밀행하는 신규 전환사자 1 로 지급한다.

나- 닐芒은 튼스에 의리여 한일진공 및 거:이표:엠테크로부러 다수한 LH 상수식 을 염!다우스의 사전 서면등의 없이는 주!득일로부터 1 년의 기간(이하 의무 보유기著{F 가 동안 매각, 담보제공 기타 처분할 수 없다

5 하우스구 의무보유기간()i 경과한 이후에는 텔콘이 대전주식을 서분하고 자 하는 경우

우선매수권을 가진다. 텔콘은 의무보유기간의 경과한 이후 대상주식을 매각하고가 하는 경우 사전에 임마우스에게 우선해수권 형사 여부를 서면으로 통지하여아 하고, 일다우스는 텔큰으로부터 우선대수권 행사틈지를 받은 배로부터 15 영업일(이하 우선마수권 행사통지기간) 이 내에 우선매수권 행사 여부를 그들정하여 텔콘에거! 통지하여야 던다. 텔큰은 우선매수권 형사통지기간 내에 우선해수권 행사에 관한 통지를 받자 못하 는 경우에는 자유로이 대상주식을 매각할 수 있다.

6) 험마우스가 본 합의시 이후 1 년이내 나스닉에 상징할구우 는국 항의 제4 도 의무보유기간 이전이라도 텔콘은 대상주식을 자분할 있으며 : 청우계도 본조 제 5 항에 따른 임마우스의 우선매수권은 유지하기로 한다

제 3 조 [게실병 치료제의 아시아 판권 잔금 지급]

(1 엠다우스와 텔콘 거!실병 지로제 아시아 판권 중 한국, 일본 및 중국 에 대한 판권과 관련하여 송 금액 USS 10.000400 으르 판권,계약이 체결되 업고. 2017 년 6 월 19 일 계약금으로 uss 5000000 이 자급되있는바. 임하우 -전제게 지급하지 아니한 잔금 USS 51100000 을 2017 년 12 을 월일까지 지 급할 수 있도록 한다.

2:탕ㅊ il ㅏ들은 험다 9 스뢰 결호 •하들!韮;髮로세 §주 구한 계약을 대한 •71 지틀:가를 •들시하그, 호주 관한 가약을 2 이 7 년 12 팔 2/ 길 이후 최다한 .,•;간내 0:; ±질큰이 험하우슨어;기 i 호주 판구 (기 대한 다-국 C)S.S 5』 (L)I 편 C)00 을 2017 년 12 월 31 일까지 지급하는 것에 합의 던다. 단, 되부평가한 금액이 USS ㅏ 000(,00 에 「좋달할 경우에는 되부펄 7! 금액 한도 나에서 「당사자들이 상호 협의하여 가치를 산정하며 계약을 차 -글하기로 한다.

⑨ 한 본조 제 1 랑 및 제 2 함긔 관련하여 본 합의서 제 4 조 제 2 항에 따라 2017 년 9 월 29 일 임시주주승회 개최결의 및 본 합의서 제 4 조 제 3 항에 따른 Yutaka Niihara 사내이사 및 Wii!is Lee 사나이사가 사임 완료한고...4 렬臭)F 전 대표이사 및 손영돈 사외이사의 사임서가 제출된 1 후 텔국:,호羞끔 i 듬豪 E 촌홀닝•스가 지정하는 자(이하 ,때여자")가 엠마우스코리아에게 USS?,500,000(이하 '재여금')을 니\여해 주기로 한다. 단, 멤마우스코리이의 요정이 있을 경우 대여자는 외환신고절자를 진행하여 임디우스코리 0}로부 터 대여금을 반환믿아 다시 임하우스다기 i 니 i 여하는 것에 협조하기로 한 다. 대여기한 내에 대여금이 염!마우스에가 송금된 경우에는 님마우스는 본 조 제 1 항 및 제 2 항에 [나른 거:실증 지로제의 아시아 판권 대금 전액을 일 촌으로부터 지급받는 주시 대여금을 상환하기로 한다.

⑩ 엠마우스는 본조 제 3 랑의 니!여금(계 대하여 본조 제 1 항에 따라 텔곤으로부 터 따른 지급받을 거:실증 치료제의 아시아 민권 잔금 USS 5,000,000 채권 을 대여자에게 담보로 체공하기로 한다. 또한 임다우스가 보유한 텔콘 수 식 6 石 43,559 주 및 임마우스가 보유한 거!이피엠 주식 3.777778 주를 후순 위 담느제공하고 대여자에게 담보제공 확약서를 제출하기로 한다.

,력 임마우스는 2018 년 1 분기 (기내에 게실병 임상 진정서(IND)를 제출하고 빠른 시일니{에 최종 승인을 위하여 최선을 다하기로 한다.

6 털곤를님스는 텔芒이 부조 제 1 형\ 및 제 2 항에 따라 거1 실병 치료제 아시아 판권계학 관련 다금 합기 USS 10℃01 결 00 을 (침마우스에계 각각의 기한 내

들형 f 국 하 시급을' 수 있도록 2(,17 국2 제 결한 원수가&!서 1 취 6 조 전사함 정한 텔콘에 대한 경영지원을 위한 「법가 ,금조달외무 c 寸다한 결!하이갱들 면책하기로 한다. 또한 털芒를닝출는 텔큰의 경영아 골드한 운향자금을 지 원하거 L& 별:芒미 사금을 :주날하며 둔 7 구카 없도록 식살들 다하기로

제 4 조 [텔곤 이사회 구성 변경 및 임시주주총회 개최]

1 당사자들은 본 협의시에시 합의한 사힘의 성실한 이행을 전제로 별큰의 이사회 구성 년경 및 새로운 경영진 선임을 위한 임시주주종회를 개최하 는 것에 립의하며, 본 임시주주종회에서 새로운 경영진 선임이 될 수 있도 록 (생다우스 보유 텔큰 지분에 관한 의결권을 힐곤를닝스에 위임한다.

2 당사자-들은 본 합의서 서!2 조 및 제 3 조에서 이행하기로 한 사항이 준수되는 것을 전제로(제 3 조 제 3 항의 대여금 상당 금액의 엠마우스코리아 대여' 완료 포함)! 2 이 7 년 9 월 29 일 텔콘 이사회를 개최하며 텔콘의 대표이사를 기존 김벡선 대표이사에서 텔콘를닝스 측에서 지명하는 이사로 변경하고, 새로운 경영진 선임을 위한 임시주주총회 소집 및 개최를 위한 결의를 하 기로 한다.

국 임다무스는 본 합의서에서 합의한 사항의 성실한 이행을;진 d 제로(제 3 조그궐 3 형의 대여금 상당 금액의 임마우스코리아 다여 완료 포힘)! 2 이 7 년 9 월 2 흐 일까지 Yutaka Niihara 사내이사 및 Wiliis Lee 사내이사는 털곤의 이사 직에 서 사임하도륵 하고 사임등기에 필요한 서류를 최대한 빠른 시간 내에 제 출하도득 하기로 하며. 김백선 대표이사 및 손영돈 사외이사는 이사회 직 후 사임하기로 한다. 또한. Eæ 결곤 이사회에서 텔큰의 대표이사를 기존 김백 선 대표이사에서 텔큰를닝스 측에서 지명하는 이사로 년경하는데 이의를 제기하지 아니하기로 한다

! 텔곤은 김뱃선 대표이사에게 1 년치 연봉을 사임서 처}출일로부터 30 일 이 내에 퇴직금 드는 틔식위로금므로 지불하여하 하고 떱*곤흡딯스는 FÉ 필곤(가 해당 의무를 이항말 수 있도록 필드한 자금 지원을 하여야 한다-

5 텔콘홀딩스는 텔콘 현상곤 회시를 사 임일로부니 임기 1년 보장 조건으로 털콘제 g 수의 미등기 사장으로 염공하지로 한나

제 조 [효력 발생] 본 합의서는 당사자들이 기명닙인 드는

서명한 들로부터 효력이 말상한테

제 6 조 [위약벌 1

일콘홀닝스와 (엠마우스는 본 합의서에서 정한 사형을 이행하지 아니하거나 위반 한 경우(텔콘룩딩스와 임하우스 중 어느 일빙의 본 합의서 위반으로 텔콘이 부담 하는 의무를 이행하지 못하는 경우를 포함함)에 상대방 당사자에게 금 오십억원 을 위약멀로 지급하기로 한다.

1 릐르하부떈력

제 7 조 {기다] 화 본 합의서는 대한민국의 법률에 따라 해석된다.

기 본 합의서로부터 또는 이와 관련하여 발생하는 제반 분쟁에 대하여는 서 울중암지방법원을 제 1 심 관할법원으로 한다